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                                                          Exhibit 21.1




                         Subsidiaries of Amm Holdings, Inc.

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JURISDICTION IN WHICH ENTITY FORMED                              NAME

Delaware.........................................                Anchor Holdings, Inc.

Delaware.........................................                Moll Industries, Inc.

Delaware.........................................                Moll Industries, LLC

Delaware.........................................                Moll Plastics, LLC

France...........................................                Moll France SARL

France...........................................                Industries SARL

France...........................................                Engineering SARL

Belgium..........................................                Moll SPRL

Canada...........................................                Compression, Inc.

United Kingdom...................................                Moll Industries U.K., Limited

United Kingdom...................................                Moll Industries, Limited

Barbados.........................................                Anchor Advanced Products Foreign Sales Corporation
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